EXHIBIT 99.1

Cinedigm Announces Full Year and Fourth Quarter Fiscal Year 2012 Financial Results
•    Record Fiscal 2012 Revenues up 31.0% year-over-year to $76.6 million
•   Record Consolidated Fiscal 2012 Adjusted EBITDA up 26.7% year-over-year to $58.0 million
•   Record Non-Deployment Unit Adjusted EBITDA up 534% year-over-year to $5.7 million

Los Angeles, CA, June 14, 2012 – Cinedigm Digital Cinema Corp. (NASDAQ: CIDM), the global leader in the digital cinema industry, today announced financial results for the full year and fourth quarter of the fiscal year ended March 31, 2012.

Revenues for the fiscal year ended March 31, 2012 were $76.6 million, a 31.0% increase from $58.4 million in fiscal 2011. Adjusted EBITDA(1) for the full year was $58.0 million, a 26.7% increase from $45.8 million in the prior year. Net loss from continuing operations for the full year improved by $7.6 million, or 35.4% to ($14.0) million, or ($0.39) per share, compared with ($21.6) million, or ($0.71) per share in the comparable prior year period.

“Fiscal 2012 marked a successful strategic transformation of the Company. We repositioned Cinedigm by focusing on our core digital cinema servicing, software and independent content distribution units where we are clear market leaders, selling two non-core divisions and completing the acquisition of New Video, the world’s largest digital aggregator of independent content,” said Chris McGurk, the Company’s Chairman and Chief Executive Officer, “Fiscal 2013 will be a year of investment and growth. We will launch our independent film releasing efforts starting with the June 22nd release of the documentary The Invisible War, continue to build our content library, invest in next generation software tools and expand internationally. We are moving aggressively to secure new customers and build upon our leading market position in all our core businesses while we make the investments necessary to drive strong shareholder returns in Fiscal 2013 and beyond.”

Revenues for the fourth quarter of fiscal 2012 were $17.7 million, a 15.2% increase from $15.4 million in the fourth quarter a year ago. The increase in revenues was primarily the result of an increase from the Company's deployment units as well as its digital cinema servicing unit partially offset by a decline in revenues from the Company's Content and Entertainment unit, as focus was placed on the New Video acquisition.

In the fourth quarter of fiscal 2012, Adjusted EBITDA (1) from continuing operations totaled $13.2 million, an increase of 9.7% from $12.0 million in the year-ago period. Excluding the Company’s deployment business, Adjusted EBITDA from continuing operations was $0.2 million, from $1.2 million a year ago. This decline was primarily due to unexpected delays in software revenue recognition and deployments for three major customers. This timing delay represented approximately $1.4 million of expected license fee revenues not occurring in this quarter. Nevertheless, deliveries and installations have begun, and the Company expects to recognize much of these revenues in the first and second quarters of Fiscal 2013.

Net loss from continuing operations in the fourth quarter of fiscal 2012 was ($5.5) million, or ($0.15) per share.  This is compared to a net loss from continuing operations of ($4.9) million, or ($0.16) per share in the comparable prior year period. The fourth quarter 2012 was impacted by the final restructuring charge of $0.4 million related to the 2011 restructuring plan and M&A costs of $0.6 million from the New Video acquisition.  An additional $1.1 million of New Video acquisition costs were recognized in April with the closing of the transaction and will impact the first quarter of 2013.

“We experienced a record fiscal 2012 with financial performance increases across all of our business units, including revenue and Adjusted EBITDA growth of 31% and 27%, respectively,” said Adam Mizel, the Company's Chief Operating Officer and CFO. “Even with the impact of unexpected delays in software installations and the resulting delay in revenue recognition during the fourth quarter, we achieved record financial results for the year. As of March 31, 2012 the Phase II deployment had 6,725 systems under license agreement and had installed 5,609 systems to date.  We expect to install an additional 600-630 systems during the current first fiscal quarter 2013 and we have a robust pipeline of new deployment customers as we approach the end our deployment period, and have received several case-specific extensions beyond this deadline.  Combined Phase I and Phase II signings currently stand at 10,877. Our software sales pipeline also is larger than in recent years, and we are optimistic about new customer signings in the months ahead.”

Fiscal 2013 Outlook
The Company expects consolidated GAAP revenues including its deployment units of $91-$97 million, and consolidated Adjusted EBITDA of $57-$59 million in Fiscal 2013.

The Company expects Fiscal 2013 Adjusted EBITDA from non-deployment operations of $11.2-$12.7 million, prior to the $4.5-$5.0 million of GAAP expense impact from 8-10 movie acquisitions and additional library acquisitions.  Net of the GAAP expense impact, the Company expects to produce reported Adjusted EBITDA from non-deployment operations for Fiscal 2013 of $6.7-$7.7 million. The Company expects its portfolio of movie distribution rights to produce a strong and accretive return on investment (ROI).

 (1) Adjusted EBITDA is defined by the Company to be earnings before interest, taxes, depreciation and amortization, other income (expense), net, stock-based compensation, provision for doubtful accounts, restructuring and transition expenses, merger and acquisition costs, allocated costs attributable to discontinued operations and certain other items. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation in the tables attached to this release of Adjusted EBITDA to U.S. GAAP net income (loss). The Company calculated and communicated Adjusted EBITDA in the tables because the Company's management believes it is of importance to investors and lenders by providing additional information with respect to the performance of its fundamental business activities. The Company's calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the U.S. GAAP operating measure of net income (loss). In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. Management does not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. These non-GAAP measures should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with U.S. GAAP.

Conference Call
Cinedigm will host a conference call to discuss its financial results at 4:30 p.m. EDT on June 14, 2012. The conference call can be accessed by dialing (877) 754-5303 or for international callers by dialing (678) 894-3030 at least five minutes prior to the start of the call. No passcode is required. The earnings call and accompanying slides will also be broadcast live over the Internet and can be accessed on the Investor Relations section of the Company’s Web site at http://investor.cinedigm.com/events.cfm. To listen to the live webcast, please visit the site prior to the start of the call in order to register, download and install any necessary audio software.

For those unable to participate during the live broadcast, a replay will be available beginning June 14, 2012 at 5:30 p.m. EDT, through June 21, 2012 at 11:59 p.m. EDT. To access the replay, dial (800) 585-8367 (U.S.) or (404) 537-3406 (International) and use passcode: 88561038.

About Cinedigm
Cinedigm Digital Cinema Corp. is a leader in providing the services, experience, technology and content critical to transforming movie theaters into digital and networked entertainment centers. The Company partners with Hollywood movie studios, independent movie distributors, and exhibitors to bring movies in digital cinema format to audiences across the country. Cinedigm's digital cinema deployment organization, state of the art distributor and exhibition software, and marketing and distribution platform for alternative content and independent films are a cornerstone of the digital cinema transformation. With the April acquisition of New Video, the world's largest aggregator of independent digital content and leading distributor of quality entertainment, CIDM has created a new full service end-to-end digital studio, enabling the Company to acquire and distribute independent films and specialty content both theatrically and via digital, mobile and home media platforms. Cinedigm™ and Cinedigm Digital Cinema Corp™ are trademarks of Cinedigm Digital Cinema Corp www.cinedigm.com. [CIDM-F]

Safe Harbor Statement
Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm's filings with the Securities and Exchange Commission, including Cinedigm's registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act''). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates,'' "intends,'' "plans,'' "could," "might," "believes,'' "seeks," "estimates'' or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things. These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

Contact:
For more information:

Cinedigm Investor Relations:
Addo Communications
Patricia Dolmatsky-Nir
patriciad@addocommunications.com

Kimberly Esterkin
kimberlye@addocommunications.com
Office: 310.829.5400

CINEDIGM DIGITAL CINEMA CORP.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)

	March 31,
	2012	2011
ASSETS
Current assets
Cash and cash equivalents	$17,843	$10,748
Restricted available-for-sale investments	9,477	6,480
Accounts receivable, net	24,502	13,103
Deferred costs, current portion	2,228	2,043
Unbilled revenue, current portion	7,510	6,562
Prepaid and other current assets	1,121	962
Note receivable, current portion	498	438
Assets held for sale	214	25,170
Total current assets	63,393	65,506
Restricted cash	5,751	5,751
Security deposits	207	178
Property and equipment, net	200,974	216,562
Intangible assets, net	466	697
Capitalized software costs, net	5,156	3,362
Goodwill	5,765	5,765
Deferred costs, net of current portion	5,080	7,537
Unbilled revenue, net of current portion	617	834
Accounts receivable, long-term	773	—
Note receivable, net of current portion	465	1,296
Investment in non-consolidated entity, net	1,490	—
Total assets	$290,137	$307,488

CINEDIGM DIGITAL CINEMA CORP.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)
(continued)

	March 31,
	2012	2011
LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities
Accounts payable and accrued expenses	$20,854	$7,625
Current portion of notes payable, non-recourse	35,644	28,483
Current portion of capital leases	186	13
Current portion of deferred revenue	3,677	3,060
Current portion of customer security deposits	—	48
Liabilities as part of assets held for sale	75	12,564
Total current liabilities	60,436	51,793
Notes payable, non-recourse, net of current portion	135,345	164,071
Notes payable	87,354	78,169
Capital leases, net of current portion	5,244	—
Interest rate swaps	1,771	1,971
Deferred revenue, net of current portion	11,451	9,688
Customer security deposits, net of current portion	9	9
Total liabilities	301,610	305,701
Commitments and contingencies
Stockholders’ (Deficit) Equity
Preferred stock, 15,000,000 shares authorized; Series A 10% - $0.001 par value per share; 20 shares authorized; 7 shares issued and outstanding at March 31, 2012 and March 31, 2011, respectively. Liquidation preference $3,698	3,357	3,250
Class A common stock, $0.001 par value per share; 75,000,000 shares authorized; 37,671,487 and 32,320,287 shares issued and 37,725,126 and 32,268,847 shares outstanding at March 31, 2012 and March 31, 2011, respectively	38	32
Class B common stock, $0.001 par value per share; 15,000,000 shares authorized; 25,000 shares issued and outstanding, at March 31, 2012 and March 31, 2011, respectively	—	—
Additional paid-in capital	206,348	196,420
Treasury stock, at cost; 51,440 Class A shares	(172)	(172)
Accumulated deficit	(221,044)	(197,648)
Accumulated other comprehensive loss	—	(95)
Total stockholders’ (deficit) equity	(11,473)	1,787
Total liabilities and stockholders’ (deficit) equity	$290,137	$307,488

CINEDIGM DIGITAL CINEMA CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for share and per share data)

	For the Fiscal Years Ended March 31,		For the Three Months Ended March 31,
	2012	2011	2012	2011
Revenues	$76,557	$58,439	$17,695	$15,361
Costs and expenses:
Direct operating (exclusive of depreciation and amortization shown below)	7,042	4,329	1,648	1,292
Selling, general and administrative	15,717	11,777	3,933	3,111
Provision for doubtful accounts	459	144	459	2
Research and development	175	256	13	41
Restructuring and transition expenses	1,207	1,403	375	177
Merger and acquisition expenses	604	—	604	—
Depreciation and amortization of property and equipment	35,865	31,916	9,146	8,617
Amortization of intangible assets	294	333	41	83
Total operating expenses	61,363	50,158	16,219	13,323
Income from operations	15,194	8,281	1,476	2,038
Interest income	140	154	44	14
Interest expense	(29,899)	(26,991)	(7,356)	(6,731)
Loss on extinguishment of debt	—	(4,448)	—	—
Loss on investment in non-consolidated entity	(510)	—	(144)	—
Other income (expense), net	912	(433)	306	(41)
Change in fair value of warrant liability	—	3,142	—	(3,142)
Change in fair value of interest rate swap	200	(1,326)	171	2,943
Net loss from continuing operations	(13,963)	(21,621)	(5,503)	(4,919)
Loss from discontinued operations	(5,381)	(8,237)	(251)	(2,463)
(Loss) gain on sale of discontinued operations	(3,696)	622	—	120
Net loss	(23,040)	(29,236)	(5,754)	(7,262)
Preferred stock dividends	(356)	(394)	(89)	(95)
Net loss attributable to common stockholders	$(23,396)	$(29,630)	$(5,843)	$(7,357)
Net loss per Class A and Class B common share - basic and diluted:
Loss from continuing operations	$(0.39)	$(0.71)	$(0.15)	$(0.16)
Loss from discontinued operations	$(0.25)	$(0.25)	$—	$(0.07)
	$(0.64)	$(0.96)	$(0.15)	$(0.23)
Weighted average number of Class A and Class B common shares outstanding: Basic and diluted	36,259,036	30,794,102	37,643,582	32,144,731

CINEDIGM DIGITAL CINEMA CORP.
CONSOLIDATED ADJUSTED EBITDA
(In thousands)

	For the Fiscal Years Ended March 31,		For the Three Months Ended March 31,
	2012	2011	2012	2011
Net loss from continuing operations	$(13,963)	$(21,621)	$(5,526)	$(4,919)
Add Back:
Amortization of software development	759	636	265	246
Depreciation and amortization of property and equipment	35,865	31,916	9,146	8,617
Amortization of intangible assets	294	333	41	83
Interest income	(140)	(154)	(44)	(14)
Interest expense	29,899	26,991	7,356	6,731
Loss on extinguishment of note payable	—	4,448	—	—
Other (income) expense, net	(912)	433	(306)	41
Loss on investment in non-consolidated entity	510	—	167	—
Change in fair value of interest rate swap	(200)	1,326	(171)	199
Change in fair value of warrants	—	(3,142)	—	—
Stock-based expenses	1,013	104	309	—
Stock-based compensation	1,995	2,159	516	580
Allocated costs attributable to discontinued operations	623	830	—	174
Restructuring and transition expenses	1,207	1,403	375	177
Merger and acquisition expenses	604	—	604	—
Provision for doubtful accounts	459	114	459	114
Adjusted EBITDA	$58,013	$45,776	$13,191	$12,029

Adjustments related to the Phase I and Phase II Deployments:
Depreciation and amortization of property and equipment	$(35,331)	$(31,726)	$(9,001)	$(8,589)
Amortization of intangible assets	(52)	(46)	(13)	(11)
Income from operations	(21,110)	(17,401)	(4,798)	(2,916)
Intersegment services fees earned (1)	4,159	4,293	836	733
Adjusted EBITDA from non-deployment Phase I and Phase II businesses	$5,679	$896	$215	$1,246

(1) Intersegment revenues of the Services segment represent service fees earned from the Phase I and Phase II Deployments.